                         [COOPERS & LYBRAND LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                   ----------

We consent to the inclusion in this Post-Effective Amendment No. 17 to the Registration Statement on Form N-4 (File No. 33-20453) of our reports dated February 19, 1996, on our audits of the financial statements of MONY American Variable Account A and February 21, 1996, on our audits of the financial statements of MONY Life Insurance Company of America.

We also consent to the reference to our Firm in the Statement of Additional Information under the caption "Independent Accountants".


                                        /s/ Coopers & Lybrand L.L.P.
                                        -------------------------------------
                                        COOPERS & LYBRAND, L.L.P.


New York, New York
February 28, 1996